EXHIBIT 23.1

INDEPENDENT AUDITOR’S CONSENT

We consent to the incorporation by reference in this Registration Statement of Mountain Bank Holding Company on Form S-1 filed on or about March 3, 2004 of our report, dated January 15, 2004, appearing in the Annual Report on Form 10-KSB of Mountain Bank Holding Company for the year ended December 31, 2003. We also consent to the reference to our Firm under the caption “Experts” in the Registration Statement.

/s/ McGladrey & Pullen, LLP

McGladrey & Pullen, LLP

Tacoma, Washington

March 1, 2004